Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Ross E. Jeffries, Jr., Lauren A. Mogensen and Gary G. Lynch, and each of them acting individually, its, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2012, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Bruce R. Thompson	Chief Financial Officer	February 28, 2013
Bruce R. Thompson	(Principal Financial Officer)

/s/ Neil A. Cotty	Chief Accounting Officer	February 28, 2013
Neil A. Cotty	(Principal Accounting Officer)

/s/ Sharon L. Allen	Director	February 27, 2013
Sharon L. Allen

/s/ Mukesh D. Ambani	Director	February 23, 2013
Mukesh D. Ambani

/s/ Susan S. Bies	Director	February 28, 2013
Susan S. Bies

/s/ Jack O. Bovender, Jr.	Director	February 20, 2013
Jack O. Bovender, Jr.

/s/ Frank P. Bramble, Sr.	Director	February 27, 2013
Frank P. Bramble, Sr.

/s/ Virgis W. Colbert	Director	February 28, 2013
Virgis W. Colbert

/s/ Charles K. Gifford	Director	February 22, 2013
Charles K. Gifford

/s/ Charles O. Holliday, Jr.	Director	February 28, 2013
Charles O. Holliday, Jr.

/s/ Linda P. Hudson	Director	February 15, 2013
Linda P. Hudson

/s/ Monica C. Lozano	Director	February 21, 2013
Monica C. Lozano

/s/ Thomas J. May	Director	February 26, 2013
Thomas J. May

/s/ Donald E. Powell	Director	February 28, 2013
Donald E. Powell

/s/ Charles O. Rossotti	Director	February 28, 2013
Charles O. Rossotti

Signature	Title	Date

/s/ Robert W. Scully	Director	February 27, 2013
Robert W. Scully

/s/ R. David Yost	Director	February 20, 2013
R. David Yost